Exhibit 99.10

CONSENT

The undersigned hereby consents to being named in the Registration Statement on Form S-4 of IntercontinentalExchange Group, Inc., a Delaware corporation (the “Company”) and in any and all amendments thereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933), as an individual about to become a director of the Company.

In witness whereof, this consent is signed and dated as of April 8, 2013.

By:	/s/ Sir Callum McCarthy
Sir Callum McCarthy